Exhibit 99.1
Skyworks Media Relations:                                                 Skyworks Investor Relations:
Pilar Barrigas                                                                             Stephen Ferranti
(949) 231-3061                                                                           (781) 376-3056

Skyworks Exceeds Q2 FY12 Revenue and EPS Estimates

•Delivers Revenue of $364.7 Million
•Posts Non-GAAP Diluted EPS of $0.42 ($0.18 GAAP)
•Generates $117 Million of Cash Flow from Operations
•Retires Convertible Bonds and Achieves Debt-Free Balance Sheet
•Guides Current Quarter Revenue Up 5% Sequentially with Non-GAAP
Diluted EPS of $0.44

WOBURN, Mass., April 26, 2012 - Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog semiconductors enabling a broad range of end markets, today reported second fiscal quarter 2012 results. Revenue for the quarter was $364.7 million, up 12 percent when compared to revenue of $325.4 million in the second fiscal quarter of 2011 and exceeding the Company's guidance of $360.0 million.

On a non-GAAP basis, operating income for the second fiscal quarter was $83.9 million and diluted earnings per share was $0.42 vs. guidance of $0.40. On a GAAP basis, operating income for the second fiscal quarter of 2012 was $43.8 million and diluted earnings per share was $0.18.

“Skyworks continues to outperform our addressable markets through diversification, content growth and market share gains,” said David J. Aldrich, president and chief executive officer of Skyworks. “At the highest level, we're capitalizing on the mobile Internet and demand for ubiquitous connectivity by solving our customers' size, performance, complexity and battery life challenges. As a result, Skyworks is at the heart of the world's most popular smartphones, tablets, ultrabooks and e-readers as well as within the supporting network infrastructure. Looking forward, based on recent design win momentum and the depth of our product pipeline, we're well positioned to deliver accelerating growth.”

Q2 FY12 Earnings Press Release

Q2 Business Highlights

•	Released family of LTE SkyHi™ front-end modules with the world's best power efficiency

•	Captured connectivity sockets in next generation Sony PlayStations

•	Supported Delphi with automotive satellite radio receiver ICs

•	Launched breakthrough 802.11ac wireless networking solutions with the industry's leading chipset provider

•	Won remote gas meter reading platforms at Aclara

•	Introduced innovative GPS solutions enabling navigation functionality in smartphones, tablets and ultrabooks for a second half 2012 ramp

•	Enabled implantable defibrillator applications with optocoupler portfolio

•	Commenced volume shipments of custom camera flash drivers for multiple smartphone ramps at Samsung and other OEMs

•	Secured RF subsystem design wins at Alcatel-Lucent, Ericsson, Huawei, Nokia Siemens and ZTE for 4G network infrastructure upgrades

Third Fiscal Quarter 2012 Outlook
“We expect both top and bottom line sequential growth in the current quarter driven by LTE and smartphone program ramps as well as increasing traction in adjacent high performance analog applications,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, we expect revenue of $383 million with $0.44 of non-GAAP diluted earnings per share.”

For further information regarding use of non-GAAP financial measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Skyworks' Second Fiscal Quarter 2012 Conference Call
Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2012 results and business outlook today at 5:00 p.m. Eastern time.  To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call 877-857-6144 (domestic) or 719-325-4819 (international), confirmation code: 7714870.

Playback of the conference call will begin at 9:00 p.m. Eastern time on April 26, and end at 9:00 p.m. Eastern time on May 3. The replay will be available on Skyworks' Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 7714870.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high reliability analog semiconductors.  Leveraging core technologies, Skyworks offers high performance analog products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military, networking, smartphone and tablet applications.  The Company's portfolio includes amplifiers, attenuators, circulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, lighting and display solutions, mixers/demodulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches and technical ceramics.
Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks' Web site at: www.skyworksinc.com

Q2 FY12 Earnings Press Release

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; whether we are able to successfully integrate Advanced Analogic Technologies' operations; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

# # #

SKYWORKS SOLUTIONS, INC
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
Net revenue	$364,690	$325,411	$758,430	$660,531
Cost of goods sold	212,418	184,430	434,308	371,012
Gross profit	152,272	140,981	324,122	289,519
Operating expenses:
Research and development	52,986	39,618	99,927	78,161
Selling, general and administrative	40,237	31,665	83,146	62,716
Amortization of intangibles	9,340	1,638	15,652	3,240
Restructuring and other charges	5,895	—	6,615	—
Total operating expenses	108,458	72,921	205,340	144,117
Operating income	43,814	68,060	118,782	145,402
Interest expense	(107)	(461)	(588)	(998)
Gain on early retirement of convertible debt	63	—	139	—
Other loss, net	(310)	(114)	(211)	(183)
Income before income taxes	43,460	67,485	118,122	144,221
Provision for income taxes	9,427	17,525	26,963	33,393
Net income	$34,033	$49,960	$91,159	$110,828

Earnings per share:
Basic	$0.18	$0.27	$0.49	$0.61
Diluted	$0.18	$0.26	$0.48	$0.58
Weighted average shares:
Basic	185,206	183,471	184,581	182,088
Diluted	191,016	191,961	190,348	190,251

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
(in thousands)	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP gross profit	$152,272	$140,981	$324,122	$289,519
Share-based compensation expense [a]	2,402	1,874	4,919	3,219
Acquisition-related expense [b]	2,846	—	2,922	—
Non-GAAP gross profit	$157,520	$142,855	$331,963	$292,738
Non-GAAP gross margin %	43.2%	43.9%	43.8%	44.3%

	Three Months Ended		Six Months Ended
(in thousands)	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP operating income	$43,814	$68,060	$118,782	$145,402
Share-based compensation expense [a]	19,334	14,864	35,084	28,145
Acquisition-related expense [b]	4,813	203	12,096	648
Amortization of intangible assets	9,340	1,638	15,652	3,240
Restructuring and other charges [c]	5,895	—	6,615	—
Litigation settlement gains and losses [d]	517	—	517	—
Deferred executive compensation	143	143	286	308
Non-GAAP operating income	$83,856	$84,908	$189,032	$177,743
Non-GAAP operating margin %	23.0%	26.1%	24.9%	26.9%

	Three Months Ended		Six Months Ended
(in thousands)	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP net income	$34,033	$49,960	$91,159	$110,828
Share-based compensation expense [a]	19,334	14,864	35,084	28,145
Acquisition-related expense [b]	4,813	203	12,096	648
Amortization of intangible assets	9,340	1,638	15,652	3,240
Restructuring and other charges [c]	5,895	—	6,615	—
Litigation settlement gains and losses [d]	517	—	517	—
Deferred executive compensation	143	143	286	308
Gain on early retirement of convertible debt [e]	(63)	—	(139)	—
Amortization of discount on convertible debt [f]	77	333	428	661
Tax adjustments [g]	5,673	11,598	14,305	19,596
Non-GAAP net income	$79,762	$78,739	$176,003	$163,426

	Three Months Ended		Six Months Ended
	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP net income per share, diluted	$0.18	$0.26	$0.48	$0.58
Share-based compensation expense [a]	0.10	0.08	0.18	0.15
Acquisition-related expense [b]	0.03	—	0.06	—
Amortization of intangible assets	0.05	0.01	0.08	0.02
Restructuring and other charges [c]	0.03	—	0.04	—
Tax adjustments [g]	0.03	0.06	0.08	0.11
Non-GAAP net income per share, diluted	$0.42	$0.41	$0.92	$0.86

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures which have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP net income per share (diluted). As set forth in the "Unaudited Reconciliation of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin and non-GAAP net income because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of operating results to peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP net income per share (diluted) allows investors to assess the overall financial performance of ongoing operations by eliminating the impact of certain financing decisions related to our convertible debt and certain tax items which may not occur in each period presented and which may represent non-cash items or gains or losses unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, stock compensation expense, restructuring-related charges and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation. We calculate non-GAAP net income and net income per share (diluted) by excluding from GAAP net income and net income per share (diluted), stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses, amortization of discount on convertible debt, and certain deferred executive compensation, as well as certain items related to the retirement of convertible debt, and certain tax items, which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Stock Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains and Losses - including gains and losses related to the resolution of other than ordinary course threatened and actually filed lawsuits and other than ordinary course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains and losses tend to be infrequent in nature, (3) such gains and losses are generally not directly controlled by management, (4) we believe such gains and losses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses can vary significantly between companies and make comparisons difficult.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Amortization of Discount on Convertible Debt - comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating decisions.

Gains and Losses on Retirement of Convertible Debt - because, to the extent that gains or losses from such repurchases impact a period presented, we do not believe that they reflect the underlying performance of ongoing business operations for such period.

Certain Income Tax Items - including certain deferred tax charges and benefits which do not result in a current tax payment or tax refund and other adjustments which are not indicative of ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for, the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains a forward looking estimate of non-GAAP diluted earnings per share for the third quarter of our 2012 fiscal year ("Q3 2012"). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward looking estimate of Q3 2012 non-GAAP diluted earnings per share to a forward looking estimate of Q3 2012 GAAP diluted earnings per share because certain information needed to make a reasonable forward looking estimate of GAAP diluted earnings per share for Q3 2012 (other than estimated stock compensation expense of $0.10 per diluted share, certain tax items of $0.05 per diluted share, estimated acquisition related expense of $0.05 per diluted share and estimated deferred executive compensation expense and restructuring and other charges with a de minimis impact per diluted share) is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. Such events may include unanticipated one time charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs, unanticipated litigation settlement gains and losses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in aggregate, to be in the range of $0.00 to $0.10 in quarterly earnings per diluted share on a GAAP basis. Our forward looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. Approximately $2.4 million, $7.5 million and $9.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended March 30, 2012. Approximately $4.9 million, $13.1 million and $17.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended March 30, 2012.

For the three months ended April 1, 2011, approximately $1.9 million, $4.4 million and $8.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended April 1, 2011, approximately $3.2 million, $8.8 million and $16.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expense recognized during the three months and six months ended March 30, 2012 includes a $2.8 million and $2.9 million charge to cost of sales related to the sale of acquired inventory, respectively. Also included in acquisition-related expense is $2.0 million and $9.2 million in transaction costs included in general and administrative expense associated with acquisitions, and an arbitration, completed or contemplated during the three months and six months ended March 30, 2012, respectively.

Approximately $0.2 million and $0.6 million in transaction costs were included in general and administrative expense associated with acquisitions completed or contemplated during the three months and six months ended April 1, 2011, respectively.

[c]
During the three months ended March 30, 2012, the Company implemented a restructuring plan to reduce headcount associated with its acquisition of Advanced Analogic Technologies, Inc. and recorded a $5.9 million charge for the period.

During the fiscal year ended September 30, 2011, the Company implemented a restructuring plan to reduce headcount associated with its acquisition of SiGe Semiconductor, Inc. and recorded a $0.7 million charge for the six months ended March 30, 2012.

[d]	During the three months ended March 30, 2012, the Company recognized a $0.5 million charge primarily related to the resolution of a contractual dispute.

[e]	The gain recorded during the three months and six months ended March 30, 2012 relates to the retirement of the Company's 1.50% convertible subordinated notes due on March 1, 2012.

[f]
These charges represent the amortization expense recognized in accordance with ASC 470-20. Approximately $0.1 million and $0.4 million of amortization expense was recognized during the three months and six months ended March 30, 2012, respectively.

Approximately $0.3 and $0.7 million of amortization expense was recognized during the three months and six months ended April 1, 2011, respectively.

[g]
For the three months and six months ended March 30, 2012, these amounts primarily represent the utilization of net operating loss and research and development tax credit carryforwards and non-cash expense related to uncertain tax positions.

For the three months and six months ended April 1, 2011, these amounts primarily represent the utilization of net operating loss and research and development credit carryforwards.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)	March 30, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$307,336	$410,799
Accounts receivable, net	211,488	177,940
Inventories	196,558	198,183
Prepaid expenses and other current assets	36,950	29,412
Property, plant and equipment, net	252,312	251,365
Goodwill and intangible assets, net	913,920	749,849
Other assets	88,762	72,841
Total assets	$2,007,326	$1,890,389

Liabilities and Equity
Current liabilities:
Convertible notes	$—	$26,089
Accounts payable	136,677	115,290
Accrued liabilities and other current liabilities	105,965	105,717
Other long-term liabilities	44,440	34,198
Stockholders' equity	1,720,244	1,609,095
Total liabilities and equity	$2,007,326	$1,890,389